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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 25, 2003


                                INTERVOICE, INC.
             (Exact name of registrant as specified in its charter)



          Texas                       000-15045               75-1927578
(State or other jurisdiction         (Commission            (IRS Employer
    of incorporation)                File Number)         Identification No.)


                             17811 Waterview Parkway
                               Dallas, Texas 75252
          (Address, including zip code, of principal executive offices)

       Registrant's telephone number, including area code: (972) 454-8000


                                 Not applicable

          (Former name or former address, if changed since last report)



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ITEM 5. OTHER EVENTS.

         On June 26, 2003 Intervoice, Inc. (the "Company") announced in a press release (the "Press Release") that Chief Financial Officer, Rob-Roy J. Graham, will resign from the Company on July 25, 2003 to pursue other opportunities. In connection with the resignation, Mr. Graham and the Company entered into a separation agreement pursuant to which each party released the other party from any and all claims and demands it might have had. Under the separation agreement, Mr. Graham agreed, among other things, to refrain from making any disparaging remarks about the Company or its products, not to induce the Company's employees or customers to terminate their relationship with the Company, not to disclose the Company's confidential and proprietary information, and to cooperate with the Company in any pending or future litigation, arbitration or similar proceedings involving the Company. Mr. Graham's separation agreement further provides that he will not compete with the Company for a period of 12 months after the date of his resignation. In accordance with the separation agreement, the Company will pay Mr. Graham $511,544 in August of 2003. Under the agreement, the Company also accelerated the vesting of stock options covering 85,000 shares making such options fully exercisable on June 25, 2003, and extended the exercise period for certain of his stock options (covering approximately 277,500 shares) through July 25, 2004. The exercise prices for most of these stock options are substantially above the closing price for the Company's stock on June 25, 2003, only stock options covering 87,500 shares have an exercise price which is less than the market price for the Company's stock on such date. The separation agreement includes a provision, to comply with certain requirements under the Age Discrimination in Employment Act and Older Workers Benefit Protection Act, that permits Mr. Graham to revoke his acceptance of the separation agreement (and return any and all payments and other consideration received by him under the agreement) for a period of up to seven days after the effective date of his resignation. Mr. Graham has represented to the Company that he has no present intention of revoking his acceptance of the separation agreement.

         The Press Release is filed as an exhibit to this Report and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         Not applicable.

         (b) PRO FORMA FINANCIAL INFORMATION.

         Not applicable.

         (c) EXHIBITS.

         99.1 Press Release dated June 26, 2003 relating to Rob-Roy J. Graham's resignation as the Company's Chief Financial Officer.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    INTERVOICE, INC.


                                    By: /s/ Dean C. Howell
                                        --------------------------------------
                                        Dean C. Howell
                                        Executive Vice President and General
                                        Counsel

Date: June 26, 2003



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                               INDEX TO EXHIBITS

 ITEM
NUMBER                   EXHIBIT
-------                  -------

   99.1                  Press Release dated June 26, 2003 relating to Rob-Roy
                         J. Graham's resignation as the Company's Chief
                         Financial Officer.